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                               CONSENT OF KPMG LLP


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                          Independent Auditors' Consent

The Board of Directors
Wilmington Trust Corporation

We consent to the use of our report incorporated by reference herein. Our report refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets in 2002 and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities in 2001.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 14, 2004